UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2017

LIVE OAK BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	001-37497	26-4596286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1741 Tiburon Drive, Wilmington, NC	28403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (910) 790-5867

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 8, 2017, Live Oak Bancshares, Inc. (the “Company”) entered into an underwriting agreement with Goldman Sachs & Co. LLC as representative of the several underwriters named therein, relating to an underwritten public offering of 4,500,000 shares of the Company’s voting common stock, no par value per share, at a public offering price of $23.00 per share. The closing of the sale of the shares occurred on August 14, 2017, and the net proceeds from the sale of the shares were approximately $98.3 million, after deducting underwriting discounts and commissions and estimated offering expenses. In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 675,000 shares of voting common stock. Goldman Sachs & Co. LLC acted as the sole book-running manager for the offering. Sandler O’Neill & Partners, L.P. and SunTrust Robinson Humphrey, Inc. acted as co-managers.

The offering was made pursuant to a prospectus supplement dated August 8, 2017 and an accompanying prospectus dated July 28, 2017, pursuant to the Company’s shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission and became effective on July 28, 2017 (File No. 333-219255). The underwriting agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

Pursuant to the underwriting agreement, directors and executive officers of the Company entered into agreements in substantially the form included as an annex to the underwriting agreement providing for a 90-day “lock-up” period with respect to sales of the Company’s voting common stock beneficially owned by such directors and executive officers, subject to certain exceptions.

A copy of the underwriting agreement is attached as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the underwriting agreement is not complete and is qualified in its entirety by reference to Exhibit 1.1. The prospectus supplement relating to the offering has been filed with the Securities and Exchange Commission. A copy of the opinion of Wyrick Robbins Yates & Ponton LLP relating to the validity of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Item 8.01.	Other Events.

The information set forth under Item 1.01 is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 8, 2017 by and among Live Oak Bancshares, Inc. and Goldman Sachs & Co. LLC, as representative of the several underwriters named therein.

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.

23.1	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE OAK BANCSHARES, INC.

Date: August 14, 2017	/s/ S. Brett Caines
S. Brett Caines, Chief Financial Officer